Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURUSANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of eLuxuryHouse, Inc. (the “Company”) for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Douglas Haffer, Chief Executive Officer, and Eduardo Axtle, Chief Financial Officer, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended: and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 14, 2008

/s/Douglas P. Haffer

Douglas P. Haffer

Chief Executive Officer

s/Eduardo A. Axtle, Jr.

Eduardo A. Axtle, Jr.

Chief Financial Officer